EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated February 10, 2004 relating to the financial statements of Venturi Partners, Inc. in the Registration Statement (Form S-1) and the related prospectus of COMSYS IT Partners, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement and Prospectus.

/s/    PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 31, 2005